Exhibit 99.1

INTEC PHARMA LTD.

Hartom 12 St., Jerusalem 9777512
Tel: +972-2-586-4657
Fax: +972-2-586-9176

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF INTEC PHARMA LTD.

The undersigned, a shareholder of Intec Pharma Ltd. (the “Company”), an Israeli company, hereby appoints Jeffrey A. Meckler and Nir Sassi and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the special meeting of shareholders of the Company to be held at [●], on [●], 2021 at [●] a.m., local time, or at any adjournment(s) or postponement(s) thereof, with respect to all of the ordinary shares, no par value, of the Company (the “Shares”) which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, provided said proxies are authorized and directed to vote as indicated with respect to the matter set forth below this Proxy. Subject to applicable law and the rules of Nasdaq, in the absence of such instructions, the Shares represented by properly executed and received proxies will be voted “FOR” the proposed resolution to be presented to the special meeting or any adjournment(s) or postponement(s) thereof for which the board of directors of the Company recommends a “FOR” vote.

This proxy also delegates, to the extent permitted by applicable law, discretionary authority to vote with respect to any other business which may properly come before the special meeting or any adjournment(s) or postponement(s) thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS FORM OF PROXY AND MAIL THE ENTIRE PROXY PROMPTLY, ALONG WITH PROOF OF IDENTITY IN ACCORDANCE WITH THE COMPANY’S PROXY STATEMENT, IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

Proposal No. 1	To approve the merger of Dillon Merger Subsidiary Inc. with and into Decoy Biosystems, Inc., the Agreement and Plan of Merger and Reorganization dated March 15, 2021 among the Company, Intec Parent, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Intec Parent”), Dillon Merger Subsidiary Inc., Domestication Merger Sub, Ltd., an Israeli company and a wholly-owned subsidiary of Intec Parent (“Domestication Merger Sub”), and Decoy Biosystems, Inc., and the transactions contemplated thereunder.

	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

Proposal No. 2	To approve the domestication of the Company from Israel to the State of Delaware by Domestication Merger Sub merging with and into the Company, the Agreement and Plan of Merger dated April [__], 2021 among the Company, Domestication Merger Sub and Intec Parent, and certain matters related thereto, including Intec Parent’s amended and restated certificate of incorporation.

	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

Proposal No. 3	To elect Michael J. Newman, Ph.D., Jeffrey A. Meckler, Anthony J. Maddaluna, Hila Karah, Dr. Roger J. Pomerantz, William B. Hayes, Hoonmo Lee and Brian O’Callaghan to serve staggered terms until the first, second and third annual general meeting.

Michael J. Newman, Ph.D.	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

Jeffrey A. Meckler	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

Anthony J. Maddaluna	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

Hila Karah	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

Dr. Roger J. Pomerantz	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

William B. Hayes	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

Hoonmo Lee	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Brian O’Callaghan	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Proposal No. 4	To approve and adopt the Intec Parent Option Plan.

	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

Proposal No. 5	To approve the issuance of such number of Company ordinary shares or Intec Parent common stock in a closing financing as would yield aggregate gross proceeds to the Company or Intec Parent, as applicable, such that the combined net cash of Intec Parent will be not less than $30 million and not more than $50 million.

	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

Proposal No. 6	To adjourn the meeting.

	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

[ ]	I/we plan to attend the special meeting.

Shareholders entitled to notice of and to vote at the special meeting or at any adjournment(s) or postponement(s) thereof shall be determined as of the close of business on [●] [●], 2021, the record date fixed by the board of directors of the Company for such purpose.

The signer hereby revokes all previous proxies given by the signer to vote at the special meeting or any adjournments thereof.

Signature _________________	Date __________, 2020

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, the shareholder named first in the Company’s register must sign. Trustees, Administrators, etc., should include title and authority. Corporation should provide full name of corporation and title of authorized officer signing the Proxy. PLEASE BE SURE TO RETURN THE ENTIRE PROXY ALONG WITH PROOF OF IDENTITY AS DESCRIBED IN THE COMPANY’S PROXY STATEMENT.